EXHIBIT 23.1








                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 2003, except for Note 6, as to which the date is January 7, 2004, which appears on page F-2 of the Annual Report on Form 10-K of Advanced Nutraceuticals, Inc. for the year ended September 30, 2003.




/s/ GELFOND HOCHSTADT PANGBURN, P.C.
------------------------------------


Denver, Colorado
July 6, 2004



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